UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Dycom Industries, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DYCOM INDUSTRIES, INC.

SUPPLEMENT TO
DEFINITIVE PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

for the Annual Meeting of Shareholders to be held on
Tuesday, May 19, 2020

This proxy statement supplement, dated May 4, 2020 (this “Supplement”), supplements, updates and amends the definitive proxy statement of Dycom Industries, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2020 (the “Proxy Statement”), which was distributed in connection with the Company’s Annual Meeting of Shareholders to be held on May 19, 2020 (the “Annual Meeting”). All terms used in this Supplement and not otherwise defined herein have the same meanings given to them in the Proxy Statement.

Shareholders have the ability to access the Proxy Statement and related documents on the website referred to in the Notice the Company sent on April 9, 2019 regarding the availability of proxy materials or may request to receive a paper copy of the Proxy Statement and related documents free of charge by following the instructions in the Notice.

Supplement to Compensation Discussion and Analysis and Summary Compensation Table of Proxy Statement

As discussed in the Proxy Statement, the Company determined the amount of the annual incentive awards for fiscal year 2020 to its Named Executive Officers (the “NEO Bonuses”), but in light of the economic uncertainty related to the COVID-19 pandemic, did not make payment of the NEO Bonuses prior to the filing of the Proxy Statement. On May 1, 2020, the Company paid the NEO Bonuses. Accordingly, on May 1, 2020, Steven E. Nielsen received $425,610 and Timothy R. Estes received $246,678, which amounts are consistent with those disclosed for fiscal year 2020 under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Additionally, on May 1, 2020, H. Andrew DeFerrari received $145,421, Scott P. Horton received $72,325 and Ryan F. Urness received $105,613, which amounts are consistent with those disclosed for fiscal year 2020 under the “Bonus” column of the Summary Compensation Table.

Important Information

This Supplement should be read in conjunction with the Company’s Proxy Statement. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other information contained in the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 61 of the Proxy Statement for instructions on how to do so.

Sincerely, /s/ Ryan F. Urness
Ryan F. Urness
Vice President, General Counsel and Secretary

The date of this Supplement is May 4, 2020.